UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

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☐	Definitive Proxy Statement

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☐	Soliciting Material Under Rule 14a-12

ARCONIC INC.
(Name of Registrant as Specified in Its Charter)

ELLIOTT ASSOCIATES, L.P.

ELLIOTT INTERNATIONAL, L.P.

PAUL E. SINGER

ELLIOTT CAPITAL ADVISORS, L.P.

ELLIOTT SPECIAL GP, LLC

BRAXTON ASSOCIATES, INC.

ELLIOTT ASSET MANAGEMENT LLC

ELLIOTT INTERNATIONAL CAPITAL ADVISORS INC.

HAMBLEDON, INC.

ELLIOTT MANAGEMENT CORPORATION

THE LIVERPOOL LIMITED PARTNERSHIP

LIVERPOOL ASSOCIATES LTD.

LARRY A. LAWSON

CHRISTOPHER L. AYERS

ELMER L. DOTY

PATRICE E. MERRIN

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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2017 ANNUAL MEETING OF SHAREHOLDERS

OF

ARCONIC INC.

SUPPLEMENT DATED MAY 23, 2017 TO THE PROXY STATEMENT OF ELLIOTT ASSOCIATES, L.P. ELLIOTT INTERNATIONAL, L.P. DATED MARCH 9, 2017

Elliott Associates, L.P. and Elliott International, L.P., together with the other participants in this solicitation (collectively, “Elliott”), are making this proxy statement supplement available to holders of common stock, par value $1.00 per share (“Common Stock”), of Arconic Inc., a Pennsylvania corporation (“Arconic” or the “Company”), in connection with the solicitation of proxies in connection with the Company’s 2017 annual meeting of shareholders scheduled to be held on Thursday, May 25, 2017, at 9:00 a.m., Eastern Time, at The Performing Arts Center, Purchase College, SUNY, 735 Anderson Hill Road, Purchase, New York 10577 (including any and all adjournments, postponements, continuations or reschedulings thereof, or any other meeting of shareholders held in lieu thereof, the “2017 Annual Meeting”).

On May 22, 2017, Elliott and the Company entered into a settlement agreement (the “Agreement”). Under the terms of the Agreement, Elliott and the Company agreed that the five persons who will stand for election as directors at the 2017 Annual Meeting will consist of three nominees set forth by Elliott on the BLUE proxy card, Christopher L. Ayers, Elmer L. Doty and Patrice E. Merrin (the “Elliott Nominees”), and two nominees set forth by the Company on the WHITE proxy card, David P. Hess and Ulrich R. Schmidt (the “Company Nominees”). Elliott and the Company have agreed to withdraw their respective nominations of any other director candidates for election at the 2017 Annual Meeting (i.e., James “Jim” F. Albaugh, Amy E. Alving, Bernd F. Kessler and Janet C. Wolfenbarger, as applicable). Any votes for the withdrawn nominees on proxy cards submitted by shareholders will be disregarded.

The Agreement provides that at the 2017 Annual Meeting, Elliott will vote all shares of Common Stock that it or certain of its affiliates have the right to vote, as of the record date, in favor of the election of Mr. Ayers, Mr. Doty, Ms. Merrin, Mr. Hess and Mr. Schmidt, and in accordance with the recommendations of the Company’s Board of Directors (the “Board”) on the other proposals in the Company’s definitive proxy statement dated March 13, 2017.

The Agreement also provides that as promptly as practicable following the 2017 Annual Meeting, Mr. Ayers will be appointed to serve on the Executive Committee and the Finance Committee of the Board, Mr. Doty will be appointed to serve on at least two standing committees of the Board to be determined by the Governance and Nominating Committee of the Board, and Ms. Merrin will be appointed to serve on the CEO Search Committee and the Compensation Committee of the Board.

The Agreement provides Elliott with the right to select for appointment to the Board, subject to the approval of the Board’s Governance and Nominating Committee (not to be unreasonably withheld, delayed or conditioned), a replacement candidate for any of Elliott’s recommended directors who becomes unable or unwilling to serve, such replacement candidate to serve the unexpired term, if any, of the departed director. Elliott’s recommended directors include the three Elliott Nominees and the three directors appointed to the Board pursuant to the Company’s agreement with Elliott dated February 1, 2016 (i.e., Sean O. Mahoney, John C. Plant and Mr. Schmidt). These replacement rights will expire on the date immediately prior to the date of the Company’s 2018 annual meeting of shareholders (the “2018 Annual Meeting”), or such earlier time as Elliott’s net long percentage ownership of the Common Stock drops below specified thresholds.

In addition, the Agreement provides that, subject to certain conditions, the Board’s CEO Search Committee (which will include Ms. Merrin promptly following her election to the Board) will keep Elliott reasonably informed regarding the CEO search process so that it can provide input and feedback to the CEO Search Committee, including keeping Elliott reasonably informed about key CEO candidates and material developments in the status of the search process, and providing Elliott an opportunity to meet any CEO candidates who are interviewed by a majority of the Board members and to present its views to the CEO Search Committee. The CEO Search Committee will include Mr. Larry Lawson among the candidates to be considered to serve as a potential permanent CEO. However, neither Elliott nor any directors nominated by Elliott will have any veto, consent or special voting rights with respect to the CEO search process or the selection of a permanent CEO, which such selection will be made by the Board. In addition, the Agreement provides that at or prior to the appointment of the permanent CEO, the Board will designate a new independent Chair, and the CEO will not be included among the candidates for Chair prior to the second anniversary of the Agreement.

The Company has agreed that the size of the Board will not be increased above 13 through the date immediately prior to the date of the 2018 Annual Meeting, except to enable the Company’s permanent CEO to become a member of the Board. The Company has also agreed that it will use reasonable best efforts to effect a change in the jurisdiction of incorporation of the Company from Pennsylvania to Delaware on or before December 31, 2017, and that the certificate of incorporation and bylaws of the resulting Delaware corporation will provide for a declassified board structure with all directors having terms expiring on an annual basis and contain no provisions requiring a supermajority shareholder vote.

The Agreement also provides that the Company and Elliott will cooperate in good faith to enter into a registration rights agreement obligating the Company to file a resale registration statement relating to the resale by Elliott of its shares of Common Stock.

A copy of the Agreement was filed by the Company with the Securities and Exchange Commission (the “SEC”) as an exhibit to its Current Report on Form 8-K filed with the SEC on May 22, 2017.

Prior to Elliott and the Company’s entry into the Agreement, on May 21, 2017, L. Rafael Reif submitted to the Board his resignation as a member of the Board, effective immediately following the 2017 Annual Meeting, and the Board appointed Mr. Albaugh as a director, effective immediately following the 2017 Annual Meeting, to fill the vacancy resulting from the resignation of Mr. Reif. Mr. Albaugh’s term will expire at the 2018 Annual Meeting. Mr. Albaugh will be appointed to serve on the CEO Search Committee of the Board promptly following his appointment to the Board.

Elliott is supplementing its definitive proxy statement for the 2017 Annual Meeting, filed with the SEC on March 9, 2017, as supplemented on March 24, 2017 and May 9, 2017 (as supplemented, our “Proxy Statement”), to update our Proxy Statement to reflect the foregoing developments. This supplement is dated May 23, 2017, and is first being furnished to shareholders of the Company on or about May 23, 2017. This supplement should be read in conjunction with our Proxy Statement.

Since Elliott has withdrawn the nomination of Mr. Kessler, votes for the withdrawn nominee on any BLUE proxy card submitted by shareholders will be disregarded. If you have voted on a BLUE proxy card, the persons named as proxies on the proxy card will vote as you previously instructed with respect to the director nominees other than Mr. Kessler, as well as with respect to the other proposals on the proxy card.

Elliott recommends that you vote FOR the election of the three Elliott Nominees — Mr. Ayers, Mr. Doty and Ms. Merrin — on the BLUE proxy card.

IMPORTANTLY, IF YOU HAVE ALREADY SUBMITTED A PROXY CARD AND YOU DO NOT WISH TO CHANGE YOUR VOTE, THEN YOU DO NOT HAVE TO TAKE ANY FURTHER ACTION. All BLUE proxy cards that have been submitted in connection with our prior mailings to shareholders of a proxy card remain valid, and except as specifically stated in this supplement, will be voted at the 2017 Annual Meeting as marked.

THIS SOLICITATION IS BEING MADE BY ELLIOTT AND NOT ON BEHALF OF THE BOARD OR MANAGEMENT OF THE COMPANY.

This supplement, our Proxy Statement and the other proxy materials are available at NewArconic.com/proxy-materials. If you have any questions or require assistance in authorizing a proxy or voting your shares of Common Stock, please contact Okapi Partners LLC, our proxy solicitor assisting us in connection with the 2017 Annual Meeting, at the address and toll-free number below:

1212 Avenue of the Americas, 24th Floor

New York, NY 10036

(212) 297-0720

Call Toll-Free at: (877) 869-0171